UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Vintage Capital Management, LLC (“Vintage”), Kahn Capital Management, LLC and Brian R. Kahn (each a “Shareholder” and, collectively, the “Shareholders”). Under the Agreement, the Company agreed, among other things, to increase the size of the Company’s Board of Directors (the “Board”) to ten members by adding three additional directors to the Board, and to appoint each of Henry E. Bartoli, Matthew E. Avril and Brian R. Kahn (collectively, the “Shareholder Nominees”) to the Board to serve as Class I, Class II and Class III directors, respectively. No later than January 31, 2018, the Board will appoint at least one Shareholder Nominee to each of the Audit and Finance Committee, the Compensation Committee and the Governance Committee of the Board. The Shareholders beneficially own in the aggregate 14.9% of the outstanding shares of common stock (the “Common Shares”) of the Company. Under the current Board classification, the term of Class III directors expires at the 2018 annual meeting of shareholders; the other terms expire sequentially thereafter.

Under the Agreement, and so long as Vintage’s beneficial ownership has not decreased below 5% of the then-outstanding Common Shares (other than as a result of an increase in the number of outstanding Common Shares), if any Shareholder Nominee is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Nomination Period (as defined below), Vintage may recommend a substitute person to fill the resulting vacancy, and the appointment of any such person to the Board will be subject to the approval of the Governance Committee.

During the Nomination Period, except as expressly provided in the Agreement, each Shareholder has agreed that it will not nominate or recommend for nomination any person for election to the Board, submit any proposal for consideration at, or bring any other business before, a shareholder meeting of the Company or initiate, encourage or participate in any “vote no” or “withhold” or similar campaign at the Company.

Until the first date on which Company shareholders may nominate individuals for election to the Board at the Company’s 2019 annual meeting of shareholders or, if earlier, the first date on which Company shareholders may nominate individuals for election to the Board if the Company announces that it will hold a shareholder meeting at which directors will be elected other than the annual meetings of shareholders in 2018 and 2019 (the “Nomination Period”), the Shareholders agree not to engage in certain proxy solicitations, make certain shareholder proposals, call meetings of shareholders or solicit or publicly comment on certain proposals or consents from shareholders regarding any merger, acquisition, recapitalization, restructuring, disposition or other business combination with respect to the Company.

The Agreement further provides that, during the Nomination Period, each Shareholder will cause Common Shares then beneficially owned by such Shareholder or its affiliates to appear in person or by proxy at all annual meetings and to be voted in favor of the Board’s nominees for director, in accordance with the Board’s recommendation with respect to the ratification of the Company’s independent registered public accounting firm, in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, in accordance with the Board’s recommendation with respect to the frequency of the Company’s “say-on-pay” proposals and in favor of the declassification of Board terms.

The Agreement contemplates that shareholders will be asked to approve the declassification of the Board at the 2018 annual shareholders meeting. If approved, the Board would be divided into two classes immediately after the 2018 annual shareholders meeting, one composed of Mr. Kahn and up to three of the directors whose terms expire at the 2018 annual shareholders meeting, plus another director selected by the Governance Committee and specified in the proxy statement for the 2018 annual meeting of shareholders, and the other class being all other directors. All nominees will stand for election annually beginning at the Company’s 2020 annual shareholders meeting.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Company shareholders believed to beneficially own, in the aggregate, 11.3% of the outstanding Common Shares signed agreements supporting the changes to the Board and the nominees at the 2018 annual meeting of shareholders discussed above. A form of agreement providing therefor is attached as Exhibit 10.2 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the date of the Agreement, Henry E. Bartoli, Matthew E. Avril and Brian R. Kahn have been elected to the Board to serve as Class I, Class II and Class III directors, respectively. The Board determined that each of Messrs. Kahn, Bartoli and Avril is an independent director under New York Stock Exchange listing standards. In connection with their appointment and service to the Board, each of Messrs. Kahn, Bartoli and Avril will be entitled to receive the same compensation as all other non-employee directors of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2017.

Item 8.01    Other Events.

On January 3, 2018, the Company published a press release announcing it had entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1	Agreement, dated as of January 3, 2018, among Babcock & Wilcox Enterprises, Inc., Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn

10.2	Form of Joinder Agreement

99.1	Press Release dated January 3, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

January 3, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary